Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of 40|86 Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP
Indianapolis, Indiana
May 3, 2004